CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Equity Trust:

     We consent to the use of our report dated April 30, 1999 for Evergreen Balanced Fund, Evergreen Foundation Fund and Evergreen Tax Strategic Foundation Fund portfolios of Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                                 /s/ KPMG LLP

                                                 KPMG LLP

Boston, Massachusetts
July 29, 1999